Exhibit 99.1

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2002	September 30, 2003
		(Unaudited) (Restated)
ASSETS
Current assets:
Cash and cash equivalents	$661	$1,946
Accounts receivable, net of allowance of $7,846 and $7,658	74,423	78,354
Inventories	898	902
Prepaid expenses	5,166	2,322
Prepaid tires	7,894	7,930
Other	1,846	2,146

Total current assets	90,888	93,600
Property, plant and equipment, net of accumulated depreciation of $187,120 and $203,701	153,561	136,276
Goodwill	130,732	130,732
Intangibles, net	1,585	1,222
Other assets	4,820	7,131

Total assets	$381,586	$368,961

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of indebtedness	$3,251	$15,577
Accounts payable and accrued expenses	61,660	64,222
Affiliates and independent owner-operators payable	10,604	8,151
Income taxes payable	1,569	1,914

Total current liabilities	77,084	89,864
Long-term debt, less current maturities	394,362	368,641
Mandatorily redeemable preferred stock	—	69,384
Environmental liabilities	27,324	25,364
Other non-current liabilities	17,656	15,852
Deferred tax liability	1,361	2,038

Total liabilities	517,787	571,143

Mandatorily redeemable preferred stock	62,675	—
Minority interest in subsidiary	1,833	1,833
Commitments and contingencies (Note 7)
Stockholders’ deficit:
Common stock, no par value, 29,000 authorized, 3,437 issued and outstanding	105,497	105,477
Treasury stock, 36 and 104 shares	(1,236)	(1,257)
Accumulated deficit	(97,927)	(101,700)
Stock recapitalization	(189,589)	(189,589)
Accumulated other comprehensive loss	(15,831)	(15,364)
Stock purchase warrants	86	86
Stock subscription receivable	(1,709)	(1,668)

Total stockholders’ deficit	(200,709)	(204,015)

Total liabilities, minority interest and stockholders’ deficit	$381,586	$368,961

The accompanying notes are an integral part of these condensed consolidated financial statements.

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited — In thousands, except per share data)

	Nine months ended September 30,
	2002	2003
	(Restated)	(Restated)
Operating revenues:
Transportation	$335,390	$360,543
Fuel surcharge	3,381	12,127
Other service revenues	51,884	53,373

Total operating revenues	390,655	426,043
Operating expenses:
Purchased transportation	227,766	268,269
Compensation	53,311	45,922
Depreciation and amortization	23,282	22,744
Insurance claims	14,456	16,858
Other operating expenses	51,351	47,723

Operating income	20,489	24,527
Interest expense	27,518	22,022
Interest expense, transaction fees	10,077	700
Foreign currency transaction loss	—	937
Other expense (income)	(16)	(200)

Income (loss) before taxes	(17,090)	1,068
Provision for income taxes	415	360

Income (loss) from continuing operations	(17,505)	708
Discontinued operations:
Loss from operations of discontinued division (net of tax of $0)	(1,386)	—
Loss on disposal of discontinued division (net of tax of $0)	(815)	—

Loss from discontinued operations	(2,201)	—

Income (loss) before cumulative effect of change in accounting principle	(19,706)	708
Cumulative effect of a change in accounting principle (net of tax of $0)	(23,985)	—

Net income (loss)	(43,691)	708
Distributions to minority interest/preferred stock dividends and accretions	(3,747)	(4,481)

Net loss attributable to common stockholders	$(47,438)	$(3,773)

PER SHARE DATA:
Basic:
Net loss from continuing operations per common stockholder	$(6.33)	$(1.13)
Loss on discontinued operations	(0.66)	—
Cumulative effect of change in accounting principle	(7.16)	—

Net loss per common stockholder	$(14.15)	$(1.13)

Diluted:
Net loss from continuing operations per common stockholder	$(6.33)	$(1.13)
Loss on discontinued operations	(0.66)	—
Cumulative effect of change in accounting principle	(7.16)	—

Net loss per common stockholder	$(14.15)	$(1.13)

Weighted average number of shares – basic	3,352	3,337
Weighted average number of shares – diluted	3,352	3,337

The accompanying notes are an integral part of these condensed consolidated financial statements.

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited — In thousands)

	Nine months ended September 30,
	2002	2003
	(Restated)	(Restated)
Cash flows from operating activities:
Net income (loss)	$(43,691)	$708
Cumulative effect of change in accounting principle	23,985	—
Adjustments for non-cash charges	26,906	32,124
Changes in assets and liabilities	4,843	(6,650)

Net cash provided by operating activities	12,043	26,182

Cash flows from investing activities:
Capital expenditures	(9,602)	(6,235)
Proceeds from asset dispositions	7,564	1,828

Net cash used in investing activities	(2,038)	(4,407)

Cash flows from financing activities:
Net payments on the revolver	(4,500)	(10,230)
Payment of debt obligations	(12,008)	(5,376)
Proceeds from issuance of stock	10,000	—
Financing fees	(4,690)	(4,059)
Other	(788)	(107)

Net cash used in financing activities	(11,986)	(19,772)

Net increase (decrease) in cash	(1,981)	2,003
Effect of exchange rate changes on cash	(90)	(417)
Cash, beginning of period	2,212	661

Cash, end of period	$141	$2,247

Supplemental disclosures of non-cash activities:
Preferred stock accretion	$3,774	$4,395

Exchange offer reduction in debt	$45,415	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

Quality Distribution, Inc. and its subsidiaries (the “Company” or “QDI”) are engaged primarily in truckload transportation of bulk chemicals in North America. The Company conducts a significant portion of its business through a network of company terminals, affiliates and independent owner-operators. Affiliates are independent companies, which enter into one to five year renewable contracts with the Company. Affiliates are responsible for paying for their own power equipment (including debt service), fuel and other operating costs. Affiliates lease trailers from the Company. Owner-operators are independent contractors, who, through a contract with the Company, supply one or more tractors and drivers for the Company’s use. Contracts with owner-operators may be terminated by either party on short notice. The Company also charges affiliates and third parties for the use of tractors and trailers as necessary. In exchange for the services rendered, affiliates and owner-operators are generally paid a percentage of the revenues generated for each load hauled.

The accompanying unaudited condensed, consolidated financial statements of the Company have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation have been included.

Certain reclassifications have been made in the fiscal 2002 statements to conform to the 2003 presentation. Additionally, we reclassified our insurance subsidiary’s premium revenue and insurance loss expense to a gross basis from a net basis for 2002. The impact of those reclassifications increased other revenue and other operating expense by $1.7 million for the nine months ended September 30, 2002.

For further information, refer to the audited consolidated financial statements and notes thereto included elsewhere in this prospectus.

Operating results for the nine months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the entire fiscal year.

New Accounting Pronouncements

In 1998, QDI issued 105,000 shares of 13.75% Mandatorily Redeemable Preferred Stock with a face value of $10.5 million and a liquidation preference of $100. As a result of a 2002 offer to exchange certain debt securities for a combination of certain debt and equity securities, 405,000 additional shares of 13.75% Mandatorily Redeemable Preferred Stock with a face value of $40.5 million were issued, and $200,000 in notes from shareholders, recorded as a reduction of the preferred stock balance, were accepted for payment. Dividends are payable quarterly commencing December 15, 1998 and are cumulative. Any dividends not paid in cash prior to September 15, 2001 may be paid in additional shares of Senior Exchangeable Preferred Stock. At December 31, 2002 and September 30, 2003, $11.9 million and $18.6 million, respectively, in dividends payable were accrued in the redeemable preferred stock balance. All shares are mandatorily redeemable on September 15, 2006 at 100% of the liquidation preference plus all accrued dividends. At that time, the total amount of the liquidation amount and accrued and unpaid dividends, assuming no prior dividend payments, will be $105.3 million.

At its option, QDI may redeem the Senior Exchangeable Preferred Stock after September 15, 2003 for a percentage of liquidation preference in 2003 at 106.88%, 2004 at 103.44%, 2005 and thereafter at 100%. Prior to September 15, 2003, the Company may retire this stock from the proceeds of an initial public offering for 113.75% of liquidation preference. Subsequent to period end, the terms of the 13.75% Mandatorily Redeemable Preferred Stock were amended (Note 9).

On July 1, 2003, the Company adopted SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” In accordance with the standard, the Company reclassified its 13.75% Mandatorily Redeemable Preferred Stock to liabilities and recorded $2.3 million in dividends accrued since July 1, 2003 as interest expense.

PPI Restatement

As previously disclosed in Note 1. “Business Organization – PPI Irregularities” to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K, amounts for the nine months ended September 30, 2002 and 2003 reflect adjustments relating to matters at Power Purchasing, Inc., a non-core insurance subsidiary. On February 2, 2004, we filed a Form 8-K with the Securities and Exchange Commission disclosing that we had discovered irregularities at Power Purchasing, Inc. Power Purchasing, Inc., through its subsidiary American Transinsurance Group, Inc. (collectively, “PPI”), primarily assists independent contractors in obtaining various lines of insurance for which PPI derives fees as an insurance broker. The irregularities resulted from unauthorized actions by the former vice president of PPI, including failing to obtain or renew certain insurance policies for PPI’s customers yet continuing to collect premiums in violation of state insurance laws. The Company concluded that the irregularities affected the results of all periods since and including 1998.

As a result of our investigation noted above, the Company recorded $15.3 million of adjustments through September 30, 2003. In total, the Company recorded $23.4 million of adjustments through December 31, 2003 to write-off uncollectible receivables, to establish reserves for lines of coverage the Company was providing that had no underlying third-party insurance, to record expenses for claims paid during the year and to accrue an estimate for costs relating to the state insurance regulatory proceedings. The restatement of previously issued financial statements increased the Company’s net loss and basic and diluted net loss per share by approximately $4.0 million and $1.19, respectively, in the nine months ended September 30, 2002 and $5.7 million, $1.69 and $1.66, respectively, in the nine months ended September 30, 2003.

Accordingly, the Company has restated herein the financial statements for each of the nine months ended September 30, 2002 and 2003 previously contained in the Company’s Registration Statement on Form S-1 (No. 333-108344) and amendments thereto. The quarterly reports on Form 10-Q previously filed by us or QD LLC and the financial statements included in the Registration Statement on Form S-1 (No. 333-108344) and amendments thereto filed by the Company in connection with the initial public offering of shares of the Company’s common stock, relating to these periods should no longer be relied upon.

The following table summarizes the impact of the corrections to the statement of operations and balance sheet as of September 30, 2003 and for the nine months ended September 30, 2002 and 2003:

Statement of Operations Data:

	For the nine months ended September 30, 2002
	As Reported	Restatement	Restated
Other service revenue	$51,576	$308	$51,884
Total operating revenue	390,347	308	390,655
Insurance claims expenses	10,139	4,317	14,456
Operating income	24,498	(4,009)	20,489
Loss before income taxes	(13,081)	(4,009)	(17,090)
Net loss	(39,682)	(4,009)	(43,691)

Statement of Operations Data:

	For the nine months ended September 30, 2003
	As Reported	Restatement	Restated
Other service revenue	$53,581	$(208)	$53,373
Total operating revenue	426,251	(208)	426,043
Insurance claims expenses	11,408	5,450	16,858
Operating income	30,185	(5,658)	24,527
Income before income taxes	6,726	(5,658)	1,068
Net income	6,366	(5,658)	708

Balance Sheet Data:

	As of September 30, 2003
	As reported	Restatement	Restated
Cash	$2,247	$(301)	$1,946
Accounts receivable, net	80,801	(2,447)	78,354
Prepaid expenses	2,340	(18)	2,322
Other	3,085	(939)	2,146
Total current assets	97,305	(3,705)	93,600
Other assets	11,857	(4,726)	7,131
Total assets	377,392	(8,431)	368,961
Accrued expenses	57,385	6,837	64,222
Total current liabilities	83,027	6,837	89,864
Total liabilities	564,306	6,837	571,143
Accumulated deficit	(86,432)	(15,268)	(101,700)
Total stockholders’ deficit	(188,747)	(15,268)	(204,015)
Total liabilities, mandatorily redeemable securities, minority interest and stockholders’ deficit	377,392	(8,431)	368,961

Discontinued Operations

Historical financial information contained herein has been adjusted to reflect the discontinued operations resulting from the sale of certain non-guarantor subsidiaries’ assets in the second quarter of 2002. These subsidiaries consisted of the petroleum division and mining operation of Levy and the internet load brokerage subsidiary of the Company (Bulknet).

The operations of the discontinued divisions for the nine months ended September 30, 2002 are as follows (in thousands):

Nine months ended September 30, 2002
Revenue	$5,117
Operating expenses	6,503

Operating loss	$(1,386)

The loss on disposal of these divisions during the nine months ended September 30, 2002 is as follows (in thousands):

Carrying value of assets sold in 2002:
Petroleum division	$4,738
Bulknet	392
Proceeds	(4,315)

Loss on sale of assets	$815

2. LONG-TERM INDEBTEDNESS:

Long-term debt consisted of the following (in thousands):

	December 31, 2002	September 30, 2003
Tranche A term loan, principal of $2,100 due quarterly with the balance due in 2005	$80,742	$78,219
Tranche B term loan, principal of $247 due quarterly with the balance due in 2005	94,196	93,458
Tranche C term loan, principal of $211 due quarterly with the balance due in 2006	80,742	80,107
Tranche D term loan, balance due in 2006	5,000	5,000
Tranche E term loan, principal of $1,250 due quarterly with balance due in 2005	—	8,750
Revolving credit facility, including sub-limit	26,000	6,500

Total borrowings under credit agreement	286,680	272,034
12 1/2% senior subordinated secured notes due 2008	56,080	58,304
Bond carrying value on senior notes in excess of face value	13,256	11,673
12% junior subordinated pay-in kind notes due 2009	13,335	14,373
Bond carrying value on junior notes in excess of face value	2,088	1,889
Series B senior subordinated notes, principal due in 2006, interest payable semi-annually at 10% per annum	18,100	18,100
Series B floating interest rate subordinated term notes, principal due in 2006, interest payable semi-annually at LIBOR plus 4.81%	7,500	7,500

Long-term debt, including current maturities	397,039	383,873
Less current maturities of long-term debt (excluding capital lease obligations)	(2,677)	(15,232)

Long-term debt, less current maturities	$394,362	$368,641

On August 11, 2003, the Company entered into the seventh amendment (the “Seventh Amendment”) to the credit agreement. The Seventh Amendment includes (i) a one year extension of the maturity of the revolving credit facility (the “Revolver”) and tranche A term loan to June 9, 2005, (ii) a $15.0 million permanent reduction in the Revolver, (iii) an increase in the scheduled quarterly principal payment of the tranche A term loan from $225 thousand to $2.1 million beginning with the quarter ending September 30, 2003,

(iv) a termination of the Company’s Canadian subsidiary’s ability to borrow under the Revolver, (v) a conversion of $10.0 million of the outstanding Revolver into a new tranche (Tranche E) of the term loan maturing at the rate of $1.25 million per quarter beginning on September 30, 2003 and (vi) a pricing increase to, at the Company’s option, the Eurodollar rate plus 4.25% or the administrative agents’ base rate, as defined, plus 3.25% for all tranches of the term loan (other than the Tranche D term loan) and the Revolver. The Company paid a fee to the creditors at closing of $3.3 million.

Scheduled maturities of long-term debt and capital lease obligation for the remainder of 2003, the following four years and thereafter under the revised credit agreement are as follows (in thousands):

YEAR ENDING

DECEMBER 31:

	TRANCHE A	TRANCHE B	TRANCHE C	TRANCHE D	TRANCHE E	REVOLVER	SERIES B NOTES	12 1/2% SENIOR NOTES	JUNIOR PIK NOTES	CAPITAL LEASE OBLIGATION	TOTAL
2003	$2,100	$247	$211	$—	$1,250	$—	$—	$—	$—	$345	$4,153
2004	8,400	984	845	—	5,000	—	—	—	—	—	15,229
2005	67,719	92,227	39,843	—	2,500	6,500	—	—	—	—	208,789
2006	—	—	39,208	5,000	—	—	25,600	—	—	—	69,808
2007	—	—	—	—	—	—	—	—	—	—	—
After	—	—	—	—	—	—	—	58,304	14,373	—	72,677

	$78,219	$93,458	$80,107	$5,000	$8,750	$6,500	$25,600	$58,304	$14,373	$345	370,656

Bond carrying value in excess of face value											13,562

Total indebtedness at September 30, 2003											$384,213

3. COMPREHENSIVE INCOME:

Comprehensive income is as follows (in thousands):

	Nine months ended September 30,
	2002	2003
	(Restated)	(Restated)
Net income (loss)	$(43,691)	$708
Other comprehensive income (loss):
Foreign currency translation adjustments	(11)	468
Unrealized gain on derivative instruments	3,346	—

Comprehensive income (loss)	$(40,356)	$1,176

4. STOCK-BASED COMPENSATION:

The Company uses Accounting Principles Board Opinion No. 25, “Accounting for Stock-Based Compensation,” and the related interpretations to account for an employee stock option plan (the “Plan”). No compensation cost has been recognized under the Plan, as the option price has been greater than or equal to the market price of the common stock on the applicable measurement date for all options issued. The Company adopted the disclosure provisions of SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of FAS 123, Accounting for Stock-Based Compensation,” for disclosure purposes in the current year.

The stock of the Company is not traded publicly. The pro forma fair value of options granted during 2000 and 2001 are based upon the Black-Scholes option pricing model using a risk free rate of 5.76% for 2000 and 4.86% for 2001 for options with an expected life of 10 years and using an expected volatility of 30% in 2000 and 2001. No dividends are expected to be paid in the model.

The following table illustrates the effect on net earnings if the Company had recognized compensation expense upon issuance of the options (in thousands):

	Nine months ended September 30,
	2002	2003
	(Restated)	(Restated)
Net loss attributable to common stockholders as reported	$(47,438)	$(3,773)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects of $0 for all periods	(239)	(114)

Pro forma net loss	$(47,677)	(3,887)

Loss per common share:
As reported—basic	$(14.15)	(1.13)
Pro forma—basic	$(14.22)	(1.16)
As reported—diluted	$(14.15)	(1.13)
Pro forma—diluted	$(14.22)	(1.16)

5. DERIVATIVES:

The Company utilized derivative financial instruments to reduce its exposure to market risks from changes in interest rates and foreign exchange rates. The instruments primarily used to mitigate these risks are interest rate swaps and foreign exchange contracts.

The Financial Accounting Standards Board (“FASB”) issued, then subsequently amended, Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” which became effective for the Company on January 1, 2001. Under SFAS No. 133, as amended, all derivative instruments (including certain derivative instruments embedded in other contracts) are recognized in the balance sheet at their fair values and changes in fair value are recognized immediately in earnings, unless the derivatives qualify as hedges of future cash flows. For derivatives qualifying as hedges of future cash flows, the effective portion of changes in fair value is recorded temporarily in equity, then recognized in earnings along with the related effects of the hedged items. Any ineffective portion of a hedge is reported in earnings as it occurs.

The Company had entered into interest rate swap agreements designated as a partial hedge of its’ variable rate debt. The purpose of these swaps was to fix interest rates on variable rate debt and reduce certain exposures to interest rate fluctuations. These agreements expired in the third quarter of 2002. As of September 30, 2003 and December 31, 2002, there were no outstanding interest rate swaps.

The nature of the Company’s business activities necessarily involves the management of various financial and market risks, including those related to changes in interest rates and currency exchange rates. The Company uses derivative financial instruments to mitigate or eliminate certain of those risks. The January 1, 2001 accounting changes of SFAS 133 described above affected only the pattern and the timing of the non-cash accounting recognition.

A reconciliation of current period changes in the component of accumulated other comprehensive income as it relates to derivatives is as follows (in thousands):

Nine months ended September 30, 2002
Balance, beginning of period	$(3,346)
Current period declines in fair value	(231)
Reclassifications to earnings	3,577

Balance, end of period	$—

6. COMMITMENTS AND CONTINGENCIES - ENVIRONMENTAL MATTERS:

Our activities involve the handling, transportation, storage and disposal of bulk liquid chemicals, many of which are classified as hazardous materials, hazardous substances, or hazardous waste. Our tank wash and terminal operations engage in the storage or discharge of wastewater and storm-water that may have contained hazardous substances, and from time to time we store diesel fuel and other petroleum products at our terminals. As such, we are subject to environmental, health and safety laws and regulation by U.S. federal, state, local and Canadian government authorities. Environmental laws and regulations are complex, change frequently and have tended to become more stringent over time. There can be no assurance that violations of such laws or regulations will not be identified or occur in the future, or that such laws and regulations will not change in a manner that could impose material costs to us.

Facility managers are responsible for environmental compliance. Self-audits conducted by our internal audit staff are required to assess operations, safety training and procedures, equipment and grounds maintenance, emergency response capabilities and waste management. We may also contract with an independent environmental consulting firm that conducts periodic, unscheduled, compliance assessments which focus on conditions with the potential to result in releases of hazardous substances or petroleum, and which also include screening for evidence of past spills or releases. Our staff includes environmental experts who develop policies and procedures, including periodic audits of our terminals, tank cleaning facilities, and historical operations, in an effort to avoid circumstances that could lead to future environmental exposure.

As a handler of hazardous substances, we are potentially subject to strict, joint and several liability for investigating and rectifying the consequences of spills and other environmental releases of such substances either under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (“CERCLA”) and comparable state laws. From time to time, we have incurred remedial costs and regulatory penalties with respect to chemical or wastewater spills and releases at our facilities and, notwithstanding the existence of our environmental management program, we cannot assure that such obligations will not be incurred in the future, nor that such liabilities will not result in a material adverse effect on our financial condition, results of operations or our business reputation. As the result of environmental studies conducted at our facilities in conjunction with our environmental management program, we have identified environmental contamination at certain sites that will require remediation.

We are currently responsible for remediating and investigating five properties under federal and state Superfund programs where we are the only performing party. Each of these five remediation projects relates to operations conducted by CLC prior to our acquisition of and merger with CLC in 1998. The following is a brief discussion of two such federal superfund sites:

BRIDGEPORT, NEW JERSEY. During 1991, CLC entered into a Consent Decree with the EPA filed in the U.S. District Court for the District of New Jersey, U.S. v. Chemical Leaman Tank Lines, Inc., Civil Action No. 91-2637 (JFG) (D.N.J.), with respect to its site located in Bridgeport, New Jersey, requiring CLC to remediate groundwater contamination. The Consent Decree required CLC to undertake Remedial Design and Remedial Action (“RD/RA”) related to the groundwater operable unit of the cleanup. A groundwater remedy design has subsequently been approved by the EPA and is under consideration.

In August 1994, the EPA issued a Record of Decision, selecting a remedy for the wetlands operable unit at the Bridgeport site at a cost estimated by the EPA to be approximately $7 million. In October 1998, the EPA issued an administrative order that requires CLC to implement the EPA’s wetlands remedy. A remedial design for this remedy is currently under consideration by the EPA and the State of New Jersey. In April 1998, the federal and state natural resource damages trustees indicated their intention to bring claims against CLC for natural resource damages at the Bridgeport site. CLC finalized a consent decree on March 16, 2001 with the state and federal trustees and has resolved the natural resource damages claims. In addition, the EPA has investigated contamination in site soils. No decision has been made as to the extent of soil remediation to be required, if any.

WEST CALN TOWNSHIP, PA. The EPA has alleged that CLC disposed of hazardous materials at the William Dick Lagoons Superfund Site in West Caln, Pennsylvania. On October 10, 1995, CLC entered into a Consent Decree with the EPA which required CLC to:

•	pay the EPA for installation of an alternate water line to provide water to area residents;

•	perform an interim groundwater remedy at the site; and

•	conduct soil remediation. US v. Chemical Leaman Tank Lines, Inc., Civil Action No. 95-CV-4264 (RJB) (E.D. Pa.).

CLC has paid all costs associated with installation of the waterline. CLC has completed a groundwater study and has submitted designs for a groundwater treatment plant to pump and treat groundwater. The EPA anticipates that CLC will conduct the groundwater remedy over the course of five years, at which time the EPA will evaluate groundwater conditions and determine whether further groundwater remedy is necessary. Field sampling for soil remediation and activities for the design of a soil remediation system have been completed. Soil remediation will include the use of both a low temperature thermal treatment unit and a soil vapor extraction system. The Consent Decree does not cover the final groundwater remedy or other site remedies or claims, if any, for natural resource damages.

CLC is also incurring expenses resulting from the investigation and/or remediation of certain current and former CLC properties, including its facility in Tonawanda, New York, its former facility in Putnam County, West Virginia, and its facility in Charleston, West Virginia. As a result of our acquisition of CLC, we identified other owned or formerly owned properties that may require investigation and/or remediation, including properties subject to the New Jersey Industrial Sites Recovery Act (“ISRA”). CLC’s involvement at some of the above referenced sites could amount to material liabilities, and there can be no assurance that costs associated with these sites, individually or in the aggregate, will not be material.

OTHER ENVIRONMENTAL MATTERS. CLC has been named as PRP under CERCLA and similar state laws at approximately 37 other sites including the Helen Kramer Landfill Site where CLC previously settled its liability. In general, CLC is among several PRP’s named at these sites. CLC is also named as co-defendant in two civil toxic tort claims arising from alleged exposure to hazardous substances that were allegedly transported to disposal sites by CLC and other co-defendants.

RESERVES. We currently have reserves in the amount of $30.5 million for all environmental matters discussed above.

7. GEOGRAPHIC SEGMENTS

The Company’s operations are located primarily in the United States, Canada and Mexico. Inter-area sales are not significant to the total revenue of any geographic area. Information about the Company’s operations in different geographic areas for the nine months ended September 30, 2003 and 2002, is as follows (in thousands):

	Nine months ended September 30, 2002
	U.S.	INTERNATIONAL	ELIMINATIONS	CONSOLIDATED
	(Restated)
Operating revenues	$384,302	$6,353	$—	$390,655
Operating income	20,196	293	—	20,489
Identifiable assets	379,716	12,684	(10,814)	381,586
Depreciation and amortization	22,166	1,116	—	23,282
Capital expenditures	8,858	744	—	9,602

	Nine months ended September 30, 2003
	U.S.	INTERNATIONAL	ELIMINATIONS	CONSOLIDATED
	(Restated)
Operating revenues	$395,208	$30,835	$—	$426,043
Operating income	21,065	3,462	—	24,527
Identifiable assets	364,121	18,617	(13,777)	368,961
Depreciation and amortization	20,358	2,386	—	22,744
Capital expenditures	5,567	668	—	6,235

8. SUBSEQUENT EVENTS:

On October 1, 2003, we amended the terms of our outstanding 13.75% preferred stock to eliminate all special redemption, liquidation and other rights, preferences and privileges of such preferred stock. The amendment provides, among other things, that the outstanding preferred stock will convert into 7,654,235 shares of common stock upon the earlier of the consummation of an offering of common stock by the Company or the receipt by the Company of the consent by the lenders required under the existing credit facility. Such conversion is based upon a conversion rate of approximately 15 shares of common stock for each outstanding share of preferred stock, which results in an effective price of $11.63 per share of common stock.

On November 4, 2003, the Company effected a 1.7 to 1 stock split of their common stock. All share and per share amounts in the financial statements have been adjusted to reflect the stock split.

In connection with the stock split on November 4, 2003, the Company amended its Articles of Incorporation to increase its authorized number of shares of capital stock to 30 million shares, of which 29 million are shares of common stock with no par value and 1 million are shares of preferred stock with no par value. The preferred stock shares include 0.6 million shares designated as convertible preferred stock.

9. GUARANTOR SUBSIDIARIES:

The 10% Series B Senior Subordinated Notes, Series B Floating Interest Rate Subordinated Term Notes and 12.5% Senior Subordinated Secured Notes are unconditionally guaranteed, jointly and severally, on a senior subordinated basis pursuant to guarantees by all of the Company’s direct and indirect domestic subsidiaries (the “Guarantors”). Each of the Company’s direct and indirect subsidiaries is 100% owned. All non-domestic subsidiaries including Levy Transport Ltd. are non-guarantor subsidiaries.

The Company conducts substantially all of its business through and derives virtually all its income from its subsidiaries. Therefore, the Company’s ability to make required principal and interest payments with respect to all of the Company’s indebtedness, including the 12 1/2% Senior Notes and other obligations, depends on the earnings of subsidiaries and its ability to receive funds from its subsidiaries through dividend and other payments

The Company has not presented separate financial statements and other disclosures concerning subsidiary guarantors because management has determined such information is not material to the holders of the above-mentioned notes. The following condensed consolidating financial information of the parent company, combined guarantor subsidiaries and non-guarantor subsidiaries presents:

1. Balance Sheets as of December 31, 2002 and September 30, 2003.

2. Statements of Operations for the nine months ended September 30, 2002 and September 30, 2003.

3. Statements of Cash Flows for the nine months ended September 30, 2002 and September 30, 2003.

4. Elimination entries necessary to consolidate the parent company and all its subsidiaries.

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2002

(Unaudited — In thousands)

	QDI	QD LLC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$—	$284	$377	$—	$661
Accounts receivable, net	—	—	81,871	(7,448)	—	74,423
Inventories	—	—	792	106	—	898
Prepaid expenses and other current assets	—	—	14,615	291	—	14,906

Total current assets	—	—	97,562	(6,674)	—	90,888
Property and equipment, net	—	—	145,946	7,615	—	153,561
Goodwill	—	—	130,304	428	—	130,732
Intangibles, net	—	—	1,565	20	—	1,585
Other assets	—	100,000	4,816	4	(100,000)	4,820
Investment in subsidiaries	(122,486)	154,704	—	—	(32,218)	—

Total assets	$(122,486)	$254,704	$380,193	$1,393	$(132,218)	$381,586

LIABILITIES, MINORITY INTEREST, MANDATORILY REDEEMABLE SECURITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current maturities of indebtedness	$—	$3,251	$—	$—	$—	$3,251
Accounts payable and accrued expenses	—	—	60,258	1,402	—	61,660
Intercompany	125	—	21,881	(21,881)	—	—
Affiliates and independent owner-operators payable	—	—	10,571	33	—	10,604
Income taxes payable	—	—	1,268	301	—	1,569

Total current liabilities	125	3,251	93,853	(20,145)	—	77,084
Long-term debt, less current maturities	15,423	373,939	—	5,000	—	394,362
Environmental liabilities	—	—	27,324	—	—	27,324
Other non-current liabilities	—	—	117,656	—	(100,000)	17,656
Deferred income tax	—	—	(1,175)	2,536	—	1,361

Total liabilities	15,548	377,190	237,658	(12,609)	(100,000)	517,787
Mandatorily redeemable preferred stock	62,675	—	—	—	—	62,675
Minority interest in subsidiaries	—	—	1,833	—	—	1,833
Stockholders’ equity (deficit):
Common stock	105,497	176,436	112,217	15,127	(303,780)	105,497
Treasury stock	(1,236)	—	—	—	—	(1,236)
(Accumulated deficit) retained earnings	(97,927)	(93,502)	43,288	(42)	(50,256)	(97,927)
Stock recapitalization	(189,589)	(189,589)	—	(55)	189,644	(189,589)
Accumulated other comprehensive loss	(15,831)	(15,831)	(14,803)	(1,028)	31,662	(15,831)
Stock purchase warrants	86	—	—	—	—	86
Stock subscription receivable	(1,709)	—	—	—	—	(1,709)

Total stockholders’ equity (deficit)	(200,709)	(122,486)	140,702	14,002	(32,218)	(200,709)

Total liabilities, minority interest, mandatorily redeemable securities and stockholders’ equity (deficit)	$122,486	$254,704	$380,193	$1,393	$(132,218)	$381,586

*	Condensed from audited financial statements.

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING BALANCE SHEET

SEPTEMBER 30, 2003

(Unaudited — In thousands)

(Restated)

	QDI	QD LLC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$—	$1,117	$829	$—	$1,946
Accounts receivable, net	—	—	77,606	748	—	78,354
Inventories	—	—	775	127	—	902
Prepaid expenses and other current assets	—	—	12,051	347	—	12,398

Total current assets	—	—	91,549	2,051	—	93,600
Property and equipment, net	—	—	128,946	7,330	—	136,276
Goodwill	—	—	130,304	428	—	130,732
Intangibles, net	—	—	1,222	—	—	1,222
Other assets	—	100,000	7,128	3	(100,000)	7,131
Investment in subsidiaries	(118,158)	149,798	—	—	(31,640)	—

Total assets	$(118,158)	$249,798	$359,149	$9,812	$(131,640)	$368,961

LIABILITIES, MINORITY INTEREST, MANDATORILY REDEEMABLE SECURITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current maturities of indebtedness	$—	$15,577	$—	$—	$—	$15,577
Accounts payable and accrued expenses	—	—	62,964	1,258	—	64,222
Intercompany	211	—	8,198	(8,409)	—	—
Affiliates and independent owner-operators payable	—	—	8,139	12	—	8,151
Income taxes payable	—	—	1,662	252	—	1,914

Total current liabilities	211	15,577	80,963	(6,887)	—	89,864
Long-term debt, less current maturities	16,262	352,379	—	—	—	368,641
Mandatorily redeemable preferred stock	69,384	—	—	—	—	69,384
Environmental liabilities	—	—	25,364	—	—	25,364
Other non-current liabilities	—	—	115,852	—	(100,000)	15,852
Deferred taxes	—	—	(884)	2,922	—	2,038

Total liabilities	85,857	367,956	221,295	(3,965)	(100,000)	571,143
Minority interest in subsidiaries	—	—	1,833	—	—	1,833
Stockholders equity (deficit):
Common stock	105,477	176,425	95,513	15,126	(287,064)	105,477
Treasury stock	(1,257)	—	—	—	—	(1,257)
(Accumulated deficit) retained earnings	(101,700)	(89,630)	54,812	(234)	35,052	(101,700)
Stock recapitalization	(189,589)	(189,589)	—	(55)	189,644	(189,589)
Accumulated other comprehensive loss	(15,364)	(15,364)	14,304	(1,060)	30,728	(15,364)
Stock purchase warrants	86	—	—	—	—	86
Stock subscription receivable	(1,668)	—	—	—	—	(1,668)

Total stockholders’ equity (deficit)	(204,015)	(118,158)	136,021	13,777	(31,640)	(204,015)

Total liabilities, minority interest, mandatorily redeemable securities and stockholders’ equity (deficit)	$(118,158)	$249,798	$359,149	$9,812	$(131,640)	$368,961

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2002

(Unaudited — In thousands)

(Restated)

	QDI	QD LLC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Operating revenues:
Transportation	$—	$—	$329,936	$5,454	$—	$335,390
Fuel surcharge	—	—	3,112	269	—	3,381
Other service revenues	—	—	51,254	630	—	51,884

Total operating revenues	—	—	384,302	6,353	—	390,655
Operating expenses:
Purchased transportation	—	—	226,823	943	—	227,766
Compensation	—	—	51,452	1,859	—	53,311
Depreciation and amortization	—	—	22,166	1,116	—	23,282
Insurance claims	—	—	14,278	178	—	14,456
Other operating expenses	—	—	49,387	1,964	—	51,351

Operating income	—	—	20,196	293	—	20,489
Interest expense	407	37,048	—	140	—	37,595
Other expense (income)	—	(99)	83	—	—	(16)
Equity in loss of subsidiaries	43,284	16,000	—	—	(59,284)	—

Income (loss) before taxes	(43,691)	(52,949)	20,113	153	59,284	(17,090)
Income taxes	—	(9,665)	9,890	190	—	415

Income (loss) from continuing operations	(43,691)	(43,284)	10,223	(37)	59,284	(17,505)
Loss from operations and disposal of discontinued division (net of tax)	—	—	—	(2,201)	—	(2,201)

Income (loss) before cumulative effect of a change in accounting principle	(43,691)	(43,284)	10,223	(2,238)	59,284	(19,706)
Cumulative effect of change in accounting principle (net of tax)	—	—	(23,985)	—	—	(23,985)

Net loss	$(43,691)	$(43,284)	$(13,762)	$(2,238)	$59,284	$(43,691)

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2003

(Unaudited — In thousands)

(Restated)

	QDI	QD LLC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Operating revenues:
Transportation	$—	$—	$354,869	$5,674	$—	$360,543
Fuel surcharge	—	—	11,800	327	—	12,127
Other service revenues	—	—	52,573	800	—	53,373

Total operating revenues	—	—	419,242	6,801	—	426,043
Operating expenses:
Purchased transportation	—	—	267,321	948	—	268,269
Compensation	—	—	43,905	2,017	—	45,922
Depreciation and amortization	—	—	21,504	1,240	—	22,744
Insurance claims	—	—	16,677	181	—	16,858
Other operating expenses	—	—	45,352	2,371	—	47,723

Operating income	—	—	24,483	44	—	24,527
Interest expense	3,259	19,295	—	168	—	22,722
Foreign currency transaction loss	—	—	937	—	—	937
Other income	—	(121)	(79)	—	—	(200)
Equity in earnings of subsidiaries	(3,967)	(11,427)	—	—	15,394	—

Income (loss) before taxes	708	(7,747)	23,625	(124)	(15,394)	1,068
Income taxes	—	(11,714)	12,006	68	—	360

Net income (loss)	$708	$3,967	$11,619	$(192)	$(15,394)	$708

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW

NINE MONTHS ENDED SEPTEMBER 30, 2002

(Unaudited — In thousands)

(Restated)

	QDI	QD LLC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net loss	$(43,691)	$(43,284)	$(13,762)	$(2,238)	$59,284	$(43,691)
Adjustments for non-cash charges	43,654	43,284	8,727	2,504	(47,278)	50,891
Changes in assets and liabilities	37	—	22,220	(5,408)	(12,006)	4,843

Net cash provided by (used in) operating activities	—	—	17,185	(5,142)	—	12,043

Cash flows from investing activities:
Capital expenditures	—	—	(8,858)	(744)	—	(9,602)
Proceeds from asset dispositions	—	—	1,738	5,826	—	7,564

Net cash used in investing activities	—	—	(7,120)	5,082	—	(2,038)

Cash flows from financing activities:
Net payments on the revolver	—	(4,500)	—	—	—	(4,500)
Payment of debt obligations	—	(12,008)	—	—	—	(12,008)
Proceeds from issuance of stock	—	10,000	—	—	—	10,000
Financing fees	—	—	(4,690)	—	—	(4,690)
Other	—	—	(788)	—	—	(788)
Net change in intercompany balances	—	6,508	(6,508)	—	—	—

Net cash provided by (used in) financing activities	—	—	(11,986)	—	—	(11,986)

Net decrease in cash	—	—	(1,921)	(60)	—	(1,981)
Effect of exchange rate changes on cash	—	—	(90)	—	—	(90)
Cash, beginning of period	—	—	2,045	167	—	2,212

Cash, end of period	$—	$—	$34	$107	$—	$141

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2003

(Unaudited — In thousands)

(Restated)

	QDI	QD LLC	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net income (loss)	$708	$3,967	$11,619	$(192)	$(15,394)	$708
Adjustments for non-cash charges	(802)	(11,427)	44,186	1,647	(1,480)	32,124
Changes in assets and liabilities	94	—	(15,131)	(8,487)	16,874	(6,650)

Net cash provided by (used in) operating activities	—	(7,460)	40,674	(7,032)	—	26,182

Cash flows from investing activities:
Capital expenditures	—	—	(5,567)	(668)	—	(6,235)
Proceeds from asset dispositions	—	—	1,459	369	—	1,828

Net cash used in investing activities	—	—	(4,108)	(299)	—	(4,407)

Cash flows from financing activities:
Net payments on the revolver	—	(10,230)	—	—	—	(10,230)
Payment of debt obligations	—	(1,646)	—	(3,730)	—	(5,376)
Financing fees	—	—	(4,059)	—	—	(4,059)
Other	—	8	(115)	—	—	(107)
Net change in intercompany balances	—	19,328	(30,821)	11,493	—	—

Net cash provided by (used in) financing activities	—	7,460	(34,995)	7,763	—	(19,772)

Net increase in cash	—	—	1,571	432	—	2,003
Effect of exchange rate changes on cash	—	—	(437)	20	—	(417)
Cash, beginning of period	—	—	284	377	—	661

Cash, end of period	$—	$—	$1,418	$829	$—	$2,247